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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 16, 2001, accompanying the financial statements of University Bancorp, Inc. on Form 10-K as of and for the year ended December 31, 2000 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




                                                     /S/ GRANT THORNTON LLP


Southfield, Michigan

August 14, 2001